EXHIBIT 23.2

                          Independent Auditors' Consent

The Board of Directors
Sovereign Bancorp, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-4 of Sovereign Bancorp, Inc. of our report dated November 26, 1996, with respect to the consolidated balance sheets of First State Financial Services, Inc. and subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996, which report appears in the Form 8-K of Sovereign Bancorp, Inc. dated June 17, 1997, and to the reference to our firm under the heading "Experts."

                                               /s/ KPMG Peat Marwick LLP


Short Hills, New Jersey
July 17, 1997



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                          Independent Auditors' Consent

The Board of Directors
Bankers Corp:

We consent to incorporation by reference in registration statement on Form S-4 of Sovereign Bancorp, Inc. of our report dated January 31, 1997, except as to note 2, which is as of February 5, 1997, relating to the consolidated statements of condition of Bankers Corp. and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Bankers Corp., and to the reference to our firm under the heading "Experts."

                                            /s/ KPMG Peat Marwick LLP

Short Hills, New Jersey
July 17, 1997



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